Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces June 30, 2020 Financial Results and Declares Third Quarter 2020 Dividend of $0.34 per Share

BOSTON – August 5, 2020 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) announced today its financial results for the second quarter June 30, 2020 and that its Board of Directors has declared a dividend of $0.34 per share for the third quarter of 2020.

“Despite the continued challenging economic backdrop, we delivered solid financial results driven by stable credit quality across our diversified portfolio of primarily first lien senior secured loans,” said Michael Ewald, President and Chief Executive Officer of BCSF. “We also strengthened our balance sheet during the quarter as our demonstrated access to capital markets further positioned the Company to better withstand continued market uncertainty and volatility.”

QUARTERLY HIGHLIGHTS

•	Net investment income per share was $0.37, as compared to $0.44 for the quarter ended March 31, 2020;

•	Net income (loss) per share was $0.40 as compared to $(2.02) for the quarter ended March 31, 2020;

•	Net asset value per share as of June 30, 2020 was $15.81 as compared to $15.82 as of March 31, 2020 pro-forma adjusted for the rights offering;(1)

•	Credit quality remained stable during the quarter with no new investments placed on non-accrual. Non-accrual investments represented 1.1% of the total investment portfolio at fair value as of June 30, 2020;

•	During the quarter, the Company completed a rights offering issuing 12.9 million common shares with total gross proceeds of $131.9 million. This new equity capital allowed the Company to strengthen its balance sheet as demonstrated by the significant decrease in the Company’s leverage ratio quarter-over-quarter. The Company’s ending debt-to-equity (net of cash) ratio was 1.42x as of June 30, 2020 as compared to 1.78x as of March 31, 2020;

•	In June 2020, the Company completed an offering of $150.0 million aggregate principal amount of 8.50% senior unsecured notes due 2023 (the “2023 Notes”). The 2023 Notes are subject to a two-year non-call period, unless redeemed earlier at par plus a “make-whole” premium. The proceeds from the offering were used to pay down existing indebtedness under the Company’s secured credit facilities and enhanced the Company’s available liquidity; and

•	Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.34 per share for the third quarter of 2020 payable to stockholders of record as of September 30, 2020.(2)

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q2 2020	Q1 2020
Net investment income per share	$0.37	$0.44
Net investment income	$20.0	$22.5
Earnings (loss) per share	$0.40	$(2.02)
Dividends per share declared and payable	$0.34	$0.41

($ in millions, unless otherwise noted)	As of June 30, 2020	As of March 31, 2020
Total fair value of investments	$2,476.0	$2,484.5
Total assets	$2,610.0	$2,604.3
Total net assets	$1,021.0	$892.8
Net asset value per share	$15.81	$17.29	(1)

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended June 30, 2020, the Company invested $49.2 million in 16 portfolio companies across 10 different industries. New investments were primarily driven by fundings to existing portfolio companies. The Company had $67.1 million of principal repayments and sales in the quarter. On a net basis, our investments in the quarter totaled $(17.9) million.

Investment Activity for the Quarter Ended June 30, 2020:

($ in millions)	Q2 2020	Q1 2020
Investment Fundings	$49.2	$276.1
Sales and Repayments	$67.1	$180.7
Net Investment Activity	$(17.9)	$95.4

As of June 30, 2020, the Company’s investment portfolio had a fair value of $2,476.0 million, comprised of investments in 109 portfolio companies operating across 30 different industries.

Investment Portfolio at Fair Value as of June 30, 2020:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loans	$2,145.8	86.7%
First Lien Last Out Loans	22.0	0.9
Second Lien Senior Secured Loans	156.8	6.3
Subordinated Debt	15.0	0.6
Equity Interest	113.0	4.6
Preferred Equity	23.3	0.9
Warrants	0.1	0.0
Total	$2,476.0	100.0%

As of June 30, 2020, the weighted average yield on the investment portfolio at amortized cost and fair value were 6.6% and 6.9%, respectively.(3) 99.2% of the Company’s debt investments at fair value were in floating rate securities.

As of June 30, 2020, two portfolio companies were on non-accrual status, representing 1.8% and 1.1% of the total investment portfolio at cost and fair value, respectively.

RESULTS OF OPERATIONS

For the three months ended June 30, 2020 and March 31, 2020, total investment income was $47.9 million and $51.5 million, respectively. The decrease in investment income was primarily driven by a decrease in interest income due to a decrease in the applicable London Interbank Offered Rate (LIBOR).

Total expenses before taxes for the three months ended June 30, 2020 and March 31, 2020 were $27.9 million and $29.0 million, respectively. The decrease was primarily driven by lower interest and debt financing expenses and lower other operating expenses.

Net investment income after taxes for the three months ended June 30, 2020 and March 31, 2020 was $20.0 million, or $0.37 per share and $22.5 million or $0.44 per share, respectively.

During the three months ended June 30, 2020, the Company had net realized and unrealized gains of $1.8 million.

Net increase in net assets resulting from operations for the three months ended June 30, 2020 was $21.8 million, or $0.40 per share.

CAPITAL AND LIQUIDITY

As of June 30, 2020, the Company had total principal debt outstanding of $1,550.2 million, including $323.3 million outstanding in the Company’s revolving credit facility with Goldman Sachs Bank USA (the “BCSF Revolving Credit Facility”), $312.4 million outstanding in the Company’s credit facility with JPMorgan Chase Bank, National Association (the “JPM Credit Facility”), $365.7 million outstanding of the notes issued through BCC Middle Market CLO 2018-1 LLC, $398.8 million outstanding of the 2019-1 Debt and $150.0 million outstanding in the Company’s 2023 Notes.

For the three months ended June 30, 2020, the weighted average interest rate on debt outstanding was 3.7%, as compared to 4.1% for the three months ended March 31, 2020.

As of June 30, 2020, the Company had cash and cash equivalents (including foreign cash) of $76.7 million and $364.3 million of aggregate capacity under its credit facilities, including $176.7 million in the BCSF Revolving Credit Facility, $137.6 million in the JPM Credit Facility and $50.0 million in the Revolving Advisor Loan. As of June 30, 2020, the Company had $119.1 million of undrawn investment commitments.

As of June 30, 2020, the Company’s debt-to-equity and debt-to-equity (net of cash) ratios were 1.52x and 1.42x, respectively. These leverage ratios were down significantly quarter-over-quarter primarily driven by the equity capital raised in the rights offering; as of March 31, 2020, the Company’s debt-to-equity and debt-to-equity (net of cash) ratios were 1.86x and 1.78x, respectively.

As of June 30, 2020, the Company was in compliance with all terms under its secured credit facilities.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:00 a.m. Eastern Time on August 6, 2020. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-877-300-8521

•	International: 1-412-317-6026

•	Conference ID: 10146185

All participants will need to enter the Conference ID followed by the # sign and reference “Bain Capital Specialty Finance” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through August 13, 2020 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921

•	International: 1-412-317-6671

•	Conference ID: 10146185

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	As of	As of
	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $2,467,545 and $2,416,854, respectively)	$2,334,972	$2,403,250
Non-controlled/affiliate investment (amortized cost of $6,720 and $6,720, respectively)	9,728	6,720
Controlled affiliate investment (amortized cost of $136,127 and $113,689, respectively)	131,287	117,085
Cash and cash equivalents	76,364	36,531
Foreign cash (cost of $520 and $854, respectively)	305	810
Restricted cash and cash equivalents	26,230	31,505
Collateral receivable on forward currency exchange contracts	1,604	-
Deferred financing costs	3,562	3,182
Interest receivable on investments	16,214	22,482
Receivable for sales and paydowns of investments	2,468	21,994
Unrealized appreciation on forward currency exchange contracts	3,070	1,034
Dividend receivable	4,214	961
Total Assets	$2,610,018	$2,645,554

Liabilities
Debt (net of unamortized debt issuance costs of $7,876 and $4,584, respectively)	$1,542,281	$1,574,635
Offering costs payable	1,286	-
Interest payable	10,888	15,534
Payable for investments purchased	95	293
Collateral payable on forward currency exchange contracts	-	331
Unrealized depreciation on forward currency exchange contracts	32	1,252
Base management fee payable	8,640	7,265
Incentive fee payable	-	4,513
Accounts payable and accrued expenses	3,892	2,155
Distributions payable	21,951	21,176
Total Liabilities	1,589,065	1,627,154

Commitments and Contingencies

Net Assets
Preferred stock, $0.001 par value per share, 10,000,000,000 shares authorized, none issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	$-	$-
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,562,265 and 51,649,812 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	65	52
Paid in capital in excess of par value	1,166,685	1,038,343
Total distributable earnings (loss)	(145,797)	(19,995)
Total Net Assets	1,020,953	1,018,400
Total Liabilities and Total Net assets	$2,610,018	$2,645,554

Net asset value per share	$15.81	$19.72

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended June 30,	For the Three Months Ended June 30,	For the Six Months Ended June 30,	For the Six Months Ended June 30,
	2020	2019	2020	2019
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$44,147	$44,938	$92,018	$75,326
Dividend income	681	-	714	16
Other income	59	369	499	391
Total investment income from non-controlled/non-affiliate investments	44,887	45,307	93,231	75,733

Investment income from controlled affiliate investments:
Interest from investments	738	135	1,510	242
Dividend income	2,246	5,152	4,626	14,510
Other income	-	4	-	4
Total investment income from controlled affiliate investments	2,984	5,291	6,136	14,756
Total investment income	47,871	50,598	99,367	90,489

Expenses
Interest and debt financing expenses	17,312	16,619	35,188	27,165
Base management fee	8,639	7,983	17,365	14,734
Incentive fee	-	4,490	-	8,575
Professional fees	643	275	1,613	826
Directors fees	171	106	346	211
Other general and administrative expenses	1,084	1,587	2,333	2,430
Total expenses before fee waivers	27,849	31,060	56,845	53,941
Base management fee waiver	-	(1,617)	-	(3,867)
Incentive fee waiver	-	-	-	(1,982)
Total expenses, net of fee waivers	27,849	29,443	56,845	48,092
Net investment income	20,022	21,155	42,522	42,397

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	52	(571)	(10,404)	(1,421)
Net realized gain on controlled affiliate investments	-	265	-	265
Net realized gain (loss) on foreign currency transactions	66	(318)	(349)	(312)
Net realized gain on forward currency exchange contracts	5,097	7,063	6,602	10,696
Net change in unrealized appreciation (depreciation) on foreign currency translation	104	499	(105)	300
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	(9,865)	(5,866)	3,256	(9,149)
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate investments	10,418	275	(118,969)	14,642
Net change in unrealized appreciation on non-controlled/affiliate investments	3,008	-	3,008	-
Net change in unrealized appreciation (depreciation) on controlled affiliate investments	(7,130)	(3,280)	(8,236)	1,116
Total net gains (losses)	1,750	(1,933)	(125,197)	16,137

Net increase (decrease) in net assets resulting from operations	$21,772	$19,222	$(82,675)	$58,534

Basic and diluted net investment income per common share	$0.37	$0.41	$0.81	$0.82
Basic and diluted increase in net assets resulting from operations per common share	$0.40	$0.37	$(1.57)	$1.14
Basic and diluted weighted average common shares outstanding	53,778,239	51,629,544	52,714,025	51,556,248

Endnotes

(1)	Adjusted net asset value per share is a non-GAAP measure and is provided in addition to, but not as a substitute for, net asset value per share. Adjusted net asset value per share represents the dilution impact of the rights offering. As of March 31, 2020, adjusted and GAAP net asset value per share was $15.82 and $17.29, respectively. BCSF believes this non-GAAP financial measure is useful to investors as an additional tool to evaluate the quarter-over-quarter effect of the rights offering that occurred during the quarter ended June 30, 2020.

(2)	The third quarter dividend is payable on October 30, 2020 to holders of record as of September 30, 2020.

(3)	Information as of June 30, 2020. Weighted average yields are computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities, divided by (b) the total relevant investments at amortized cost or at fair value, as applicable.

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle-market companies. BCSF is managed by BCSF Advisors, L.P., an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, L.P. Since commencing investment operations on October 13, 2016, and through June 30, 2020, BCSF has invested approximately $3,704.7 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. +1 212 803 9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com